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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2002

PEREGRINE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22209	95-3773312
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3611 Valley Centre Drive, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (858) 481-5000

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure

        On December 12, 2002, Peregrine Systems, Inc. (the "Company") filed with United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") its Monthly Operating Report for the period from September 22, 2002 to October 31, 2002 (the "October Operating Report"). Exhibit 99.1 to this Current Report on Form 8-K contains the October Operating Report. On December 12, 2002, Peregrine Remedy, Inc., a wholly-owned subsidiary of the Company ("Peregrine Remedy"), filed with the Bankruptcy Court its Monthly Operating Report for the period from September 22, 2002 to October 31, 2002 (the "Peregrine Remedy October Operating Report"). Exhibit 99.2 to this Current Report on Form 8-K contains the Peregrine Remedy October Operating Report.

        On January 24, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Report for the period from November 1, 2002 to November 30, 2002 (the "November Operating Report"). Exhibit 99.3 to this Current Report on Form 8-K contains the November Operating Report. On January 24, 2003, Peregrine Remedy filed with the Bankruptcy Court its Monthly Operating Report for the period from November 1, 2002 to November 30, 2002 (the "Peregrine Remedy November Operating Report"). Exhibit 99.4 to this Current Report on Form 8-K contains the Peregrine Remedy November Operating Report.

        The October Operating Report, the November Operating Report, the Peregrine Remedy October Operating Report and the Peregrine Remedy November Operating Report are hereinafter referred to collectively as the "Operating Reports."

Limitation on Incorporation by Reference

        In accordance with general instruction B.2 of Form 8-K, the information in this report (including the Operating Reports submitted herewith as exhibits) is furnished pursuant to Item 9 of Form 8-K. Accordingly, the information in this report: (a) shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and shall not otherwise be subject to liabilities of that section, and (b) shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 (the "Securities Act"), except as shall be expressly set forth in such filing.

        This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Cautionary Statement Regarding Financial and Operating Data

        The Company cautions readers not to place undue reliance upon the information contained in the Operating Reports, which contain unaudited information and are in a format prescribed by the applicable bankruptcy law. The Operating Reports are not prepared in accordance with generally accepted accounting principles ("GAAP") and do not accurately reflect the condition of the Company on a GAPP-basis. The Operating Reports are not presented on a consolidated basis and therefore do not present the consolidated results of the Company and its subsidiaries. Additionally, the Company notes that certain corporate costs are paid for by the parent company for the benefit of its subsidiaries and that revenues in the Company's industry frequently vary significantly from month-to-month and may not reflect anticipated revenue in future periods. The Operating Reports may be subject to revision. The Operating Reports also contain information for periods, which may be shorter or otherwise different from those contained in the Company's reports pursuant to the Exchange Act.

        Additionally, readers are cautioned that: (a) the Company intends to restate its financial statements for the years ended March 31, 2001 and 2000 and for the three months ended June 30, 2001, September 30, 2001 and December 31, 2001; (b) the Company has not completed the preparation of its financial statements for the year ended March 31, 2002 or filed with the Commission the corresponding Annual Report on Form 10-K; (c) the Company has not completed the preparation of its financial statements as of and for the three months ended June 30, 2002, September 30, 2002, or December 30, 2002, or filed with the Commission the corresponding Quarterly Reports on Form 10-Q; and (d) the Company does not expect to file timely its Quarterly Report on Form 10-Q for the quarter ended December 31, 2002. The Company is unable to predict at this time when the preparation of such financial statements will be completed. As a result, the Company anticipates that it may have to supplement the financial and other information contained in this Form 8-K and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

        This document includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements regarding the Company's expected future financial position, results of operations, cash flows, restructuring and financing plans, audit results, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements. Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Commission.

* * *

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2003

PEREGRINE SYSTEMS, INC.
By:	/s/ Kathy Vizas Kathy Vizas General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Peregrine Systems, Inc. October Monthly Operating Report
99.2	Peregrine Remedy, Inc. October Monthly Operating Report
99.3	Peregrine Systems, Inc. November Monthly Operating Report
99.4	Peregrine Remedy, Inc. November Monthly Operating Report

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  ITEM 9. Regulation FD Disclosure
SIGNATURE
Exhibit Index